Exhibit 10.3

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the          day of             , 20       .

BETWEEN:

NOVA CHEMICALS CORPORATION, a corporation continued under the laws of Canada and having an office at 1000 — 7th Avenue SW, Calgary, Alberta T2P 5L5,

(the “Corporation”)

- and -

                                                , an individual having his principal residence in the City of                                          ,                                          ,                                          .

(the “Indemnified Party”).

RECITALS:

A.                                    The Indemnified Party:

(i)                                    is or has been a duly elected or appointed director of, or is or has been, an individual who acts or has acted in a similar capacity for, the Corporation or of a Subsidiary (as defined below), or,

(ii)           at the request of the Corporation, is or has been a duly elected or appointed director of, or is or has been an individual who acts or has acted in a similar capacity for,  an Outside Entity (as defined below);

B.                                    The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the

Indemnified Party may incur as a result of acting as a director, or in a similar capacity, of the Corporation, a Subsidiary or Outside Entity;

C.                                    The Indemnified Party has agreed to serve or to continue to serve as a director, or as an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity subject to the Corporation providing him with directors liability insurance and an indemnity against certain liabilities and, in order to induce the Indemnified Party to serve and to continue to so serve, the Corporation has agreed to provide the indemnity herein;

D.                                    The by-laws of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

THEREFORE, the parties agree as follows:

1.             Definitions

In this Agreement, unless the context otherwise requires:

“Agreement” means this indemnity agreement, including all schedules, and all instruments supplementing, amending or confirming this Agreement and “Section” means and refers to the specified section of this Agreement;

“Canada Business Corporations Act” means the Canada Business Corporations Act, as the same exists on the date hereof or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the law permitted prior to such amendment);

“Claim” means any action, suit, investigation, claim, application, litigation, charge, complaint, prosecution, assessment, reassessment or proceeding of any nature and kind which may be brought, commenced, made, prosecuted or threatened against the Indemnified Party or any of the other directors of (or persons acting in a similar capacity for) the Corporation, a Subsidiary or Outside Entity, for or in respect of any claim to which he is involved in as a result of being or having been a director, or an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity or which the Indemnified Party may be required to participate in or provide evidence;

“Loss” includes all costs, charges, expenses, fees (including legal or other professional fees), damages, amounts paid to settle any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may suffer, sustain, incur or be required to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of his own or other counsel;

“Outside Entity” means, other than the Corporation or a Subsidiary:

(a)                                 in Canada, any not-for-profit corporation incorporated under Part II of the Canada Corporations Act or under any similar provisions of any provincial act or, in the United States of America, any non-profit corporation, community chest, fund or foundation that is exempt from federal income tax in the United States of America as an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

(b)                                 any corporation, joint venture, partnership, trust, entity or other enterprise; or

(c)                                  any enterprise identified as an Outside Entity in accordance with the Policies,

and in respect of which the Indemnified Party was specifically requested to serve as a duly appointed director, or as an individual acting in a similar capacity, of such Outside Entity, or such service was part of the duties regularly assigned to the Indemnified Party by the Corporation.

“Policies” means the directors’ and officers’ insurance policies maintained by the Corporation, and evidenced by the Certificate of Insurance which is attached as Schedule “A” to this Agreement, and any successor to each such policy;

“Subsidiary” means any organization in which more than 50% of the outstanding securities or voting rights representing the present right to vote for election of directors is owned or controlled, directly or indirectly, in any combination, by the Corporation.

2.             Indemnity

(a)                                General Indemnity — The Corporation agrees, except as otherwise provided herein and subject to approval of the court pursuant to Section 124(4) of the Canada Business Corporations Act in respect of an action by or on behalf of the Corporation, a Subsidiary or Outside Entity, to indemnify and save the Indemnified Party harmless, to the full extent permitted by law, including but not limited to the indemnity under the Canada Business Corporations Act from and against any and all Loss which the Indemnified Party may suffer, sustain, incur or be required to pay arising out of or incurred in respect of any Claim howsoever arising and whether arising in law, equity or under statute, regulation or governmental ordinance of any jurisdiction, or any act, deed, matter or thing done, made, permitted or omitted by the Indemnified Party arising out of, in connection with or incidental to the affairs of the Corporation, a Subsidiary or an Outside Entity or the exercise by the Indemnified Party of his powers or the performance of his duties as a director, or as an individual acting in a similar capacity, of the Corporation, a Subsidiary or an Outside Entity, provided that the indemnity provided for in this Section 2(a) will only be available if:

(i)                                    the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation, a Subsidiary or Outside Entity, as the case may be, for which the Indemnified Party acted as a director or in a similar capacity at the Corporation’s request;

(ii)           in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, in so acting, the Indemnified Party had reasonable grounds for believing that his conduct was lawful; and

(iii)          in so acting, the Indemnified Party was not in breach of his obligations hereunder.

(b)           Indemnity as of Right — The Indemnified Party is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal, administrative or investigative action or other proceeding to which he is subject by reason of being or having been a director of, or an individual acting in a similar capacity for, the Corporation or a Subsidiary or, at the Corporation’s request, is or has been a director or officer of, or an individual acting in a similar capacity for, an Outside Entity, if the Indemnified Party:

(i)            was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(ii)           fulfils the conditions set out in Section 2(a)(i) and (ii) above.

(c)           Derivative Claims — In respect of any action by or on behalf of the Corporation , a Subsidiary or Outside Entity to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party by reason of being or having been a director, or an individual acting in a similar capacity of the Corporation, a Subsidiary or Outside Entity, the Corporation shall make application, at its expense, for the approval of a court of competent jurisdiction to indemnify and save harmless the Indemnified Party against such costs, charges and expenses reasonably incurred by him in connection with such action provided the Indemnified Party fulfils the conditions set out in Section 2(a)(i) and (ii) above.

3.             Specific Indemnity for Statutory Obligations

Without limiting the generality of Section 2 hereof, the Corporation agrees, to the extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all Loss arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation, a Subsidiary or Outside Entity in the Indemnified Party’s capacity as a director, or as an individual acting in a similar capacity thereof, including but not limited to, all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal.

4.             Indemnity for Taxes and Duties

Without limiting the generality of Section 2 hereof, the Corporation agrees that, to the extent permitted by law, the payment of any indemnity to or reimbursement of the Indemnified Party hereunder shall include any amount the Indemnified Party may be required to pay on account of applicable income or goods or services taxes, value added taxes, duties or levies arising out of the payment of such indemnity or reimbursement such that the amount received by or on behalf of the Indemnified Party, after payment of any such taxes, duties or levies, is equal to the amount required to indemnify the Indemnified Party for his Loss, provided however that any amount required to be paid with respect to such taxes, duties or levies shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such taxes or levies.

5.             Partial Indemnification

If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Loss incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

6.             Limitation - Other Entities

Notwithstanding any other term of this Agreement, the indemnification provided by the Corporation hereunder, with respect to the Indemnified Party in his capacity as a director, or as an individual acting in a similar capacity, of an Outside Entity shall not apply in respect of acts or omissions occurring after the date the Indemnified Party ceased to be a director or individual acting in a similar capacity of the Corporation or a Subsidiary, or a director or individual acting in a similar capacity of an Outside Entity where service by the Indemnified Party ceased to be at the specific request of the Corporation or part of the duties regularly assigned to the Indemnified Party, as the case may be.

7.             Notices of the Proceedings

The Indemnified Party shall, as a condition precedent to his right to be indemnified under this Agreement, give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation, a Subsidiary or Outside Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it or any Subsidiary being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Failure by either party to so notify the other of any Claim shall not relieve the Corporation from liability hereunder except to the extent that the failure materially prejudices the Indemnified Party or the Corporation, as the case may be.

8.             Subrogation

(a)           Subrogation - The Corporation:  Promptly after receiving written notice of any Claim or threatened Claim from the Indemnified Party, the Corporation may, and upon the written request of the Indemnified Party shall, promptly assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. If the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

(b)           Subrogation — The Insurance Company:  In the event of any payment under the Policies, the Indemnified Party agrees that the insurance company making such payment shall be subrogated to all of the Indemnified Party’s rights of recovery and the Indemnified Party shall, upon request of the subrogated insurance company or the Corporation, execute all papers required and shall do everything necessary to secure and preserve such rights of recovery, including the execution of such documents necessary to enable the subrogated insurance company effectively to bring suit in the name of the Indemnified Party.

9.             Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity hereunder, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence thereof but the fees and disbursements of such counsel shall be at the Indemnified Party’s expense unless employment of such other counsel has been authorized by the Corporation, in which event, the fees and disbursements of such counsel shall be paid by the Corporation, and the provisions of Section 13 shall apply to the payment of any such fees and disbursements.

10.          No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified hereunder, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity hereunder.

11.          Settlement of Claim

No admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party.  No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its consent.

12.          Determination of Right to Indemnification

If the payment of an indemnity hereunder requires the approval of a court, under the provisions of the Canada Business Corporations Act or otherwise, any of the Corporation, a Subsidiary or Outside Entity, may apply to a court of competent jurisdiction for an order approving such indemnity by the Corporation of the Indemnified Party pursuant to this Agreement. If the Corporation, a Subsidiary or Outside Entity fail to make such application, then the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity.

13.          Advance of Expenses

(a)                                 The Corporation shall, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges, expenses, retainers or legal fees reasonably incurred or paid by the Indemnified Party in respect of his involvement in any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement hereunder (including but not limited to investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of his counsel or other professional advisors in respect of such Claim or other matter), and such amounts shall be treated as an advance to the Indemnified Party, pending approval of the Corporation and of the court (if required), to the payment thereof as an indemnity.

(b)           In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified in respect of any amount for which an advance was made, or that the Indemnified Party was not entitled to be fully so indemnified, such advance, or the appropriate portion thereof shall be repayable on demand.

14.          Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Canada Business Corporations Act or otherwise at law, the articles or by-laws of the

Corporation, the constating documents of any Subsidiary or Outside Entity, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of his capacity as a director, or as an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

15.          Insurance

(a)           The Policies — The Corporation shall pay all premiums payable under the Policies and take all reasonable steps necessary to maintain the coverage provided under the Policies.

(b)           Currency of Policies — Upon the receipt of a written request from the Indemnified Party at any time during the term of this Agreement, the Corporation shall provide proof to the Indemnified Party that all premiums payable by the Corporation in respect of the Policies have been paid.

(c)           Coverage - The Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered:

(i)            with respect to the Indemnified Party in his capacity as a director, or as an individual acting in a similar capacity, of the Corporation or a Subsidiary, for so long as the Indemnified Party remains a director or an individual acting in a similar capacity, of the Corporation or a Subsidiary and for a period of seven (7) years thereafter; or

(ii)           with respect to the Indemnified Party in his capacity as a director, or as an individual acting in a similar capacity,  of an Outside Entity, for so long as the Indemnified Party remains a director, or an individual acting in a similar capacity, of the Corporation or a Subsidiary and for a period of seven (7) years thereafter;

insurance for the benefit of the Indemnified Party (the “Extended Coverage”), on such terms as the Corporation then maintains in existence for its directors, to the extent permitted by law and in either case, provided such insurance is, in the Corporation’s sole judgment, available on commercially acceptable terms and premiums. The Extended Coverage shall be coverage only in respect of events occurring:

(iii)          with respect to the Indemnified Party in his capacity as a director, or as an individual acting in a similar capacity, of the Corporation or a Subsidiary, before such Indemnified Party ceased to be a director, or an individual acting in a similar capacity, of the Corporation or a Subsidiary; and

(iv)          with respect to the Indemnified Party in his capacity as a director, or as an individual acting in a similar capacity, of an Outside Entity, before such Indemnified Party ceased to be a director or an individual acting in a similar capacity of the Corporation or a Subsidiary or service by such Indemnified Party ceased to be at the specific request of the Corporation or part of the duties regularly assigned to the Indemnified Party.

Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any costs, charges, expenses, fees, damages or liabilities which have been paid to, or by or on behalf of, the Indemnified Party under:

(v)           the Policies or any other applicable policy of insurance maintained by the Corporation; or

(vi)          in respect of an Outside Entity, any applicable policy of insurance or other arrangements maintained or made available by the Outside Entity for the benefit of its respective directors or officers or individuals acting in a similar capacity and for greater certainty, the indemnity provided under this Agreement will only apply with respect to any costs, charges, expenses, fees, damages or liabilities the Indemnified Party may suffer or incur which would not otherwise be paid or satisfied under such insurance or other arrangements maintained or made available by such Outside Entity.

16.          Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters hereunder.

17.          Legal Fees

In the event that any action is instituted by the Indemnified Party under this Agreement to enforce or interpret any of the terms hereof, the Indemnified Party shall be entitled to be paid all court costs and expenses, including reasonable legal fees, incurred by the Indemnified Party with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that other material assertions made by the Indemnified Party as a basis for such action were not in good faith or were frivolous.

18.          Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director, or an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity.

19.          Extensions, Modifications

This Agreement is absolute and unconditional and the obligations of the Corporation shall not be affected, discharged, impaired, mitigated or released by the extension of time, indulgence or modification which the Indemnified Party may extend or make with any person regarding any Claim against the Indemnified Party or in respect of any liability incurred by him in acting as a director, or as an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity.

20.          Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

21.          Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

22.          Entire Agreement

This Agreement, including Schedule “A”, constitutes the entire agreement between the parties hereto relating to this subject matter and supercedes all prior agreements, negotiations, discussions and understandings, oral or written, by and between the parties with respect to the indemnification of the Indemnified Party.  Except as provided in this Agreement, there are no conditions, representations, warranties, undertakings, promises, inducements or agreements whether direct or indirect, collateral, express or implied by either of the parties with respect to the indemnification of the Indemnified Party.

23.          Amendments

No supplement, modification or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Corporation and the Indemnified Party.

24.          Termination

Subject to section 15 above, the obligations of the Corporation shall not terminate or be released upon the Indemnified Party ceasing to act as a director, or as an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity at any time or times. The Corporation’s obligations hereunder may be terminated or released only by a written instrument executed by the Indemnified Party.

25.          Notices

Any notice to be given by one party to the other shall be sufficient if delivered by hand, deposited in any post office in Canada or the United States, registered, postage prepaid, or sent by means of electronic transmission addressed, as the case may be:

(a)                                 To the Corporation:

NOVA Chemicals Corporation

1000 — 7th Avenue SW

Calgary, Alberta, Canada   T2P 5L5

Attention:         Jack S. Mustoe

Fax:                   403-750-3942

(b)           To the Indemnified Party:

Fax:

or at such other address of which notice is given by the parties pursuant to the provisions of this Section. Such notice shall be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day (exclusive of Saturdays, Sundays and statutory holidays in the Province of Alberta) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following. In case of an interruption of the postal service, all notices or other communications shall be delivered or sent by means of electronic transmission as provided above, except that it shall not be necessary to confirm in writing and mail any notice electronically transmitted.

26.          Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.  The parties hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Alberta with respect to all matters arising out of or relating to this

Agreement and all matters, agreements or documents contemplated by this Agreement.  The parties hereby waive any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is an inconvenient forum.

27.          Further Assurances

The Corporation and the Indemnified Party agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Section 13 hereof.

28.          Interpretation

Wherever the singular or masculine are used in this Agreement, the same shall be construed as meaning the plural or the feminine or body corporate and whenever the plural is used in this Agreement the same shall be construed as meaning the singular.

29.          Severability

If any term, clause or provision of this Agreement shall be held to be invalid or contrary to law, the validity of any other term, clause or provision shall not be affected and such invalid term, clause or provision shall be considered severable and the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law.

30.          Successors and Assigns

This Agreement shall be binding upon the Corporation and its successors and assigns and shall enure to the benefit of and may be enforced by the Indemnified Party and his heirs, executors, administrators and other legal representatives.

31.          Independent Legal Advice

The Indemnified Party acknowledges that he has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly deemed not to seek such advice, and that he is entering into this Agreement with full knowledge of the contents hereof, of his own free will and with full capacity and authority to do so.

32.          Time of Essence

Time shall be of the essence hereof.

33.          Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon his being appointed or elected as a director or officer or as an individual acting in a similar capacity, of the Corporation, a Subsidiary or Outside Entity.

34.          Counterparts

This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS OF WHICH the parties have duly executed this Agreement.

NOVA CHEMICALS CORPORATION

By:
Name: Jack S. Mustoe
Title: Senior Vice President, Legal, General Counsel and Corporate Secretary

Name: Lawrence A. MacDonald
Title: Senior Vice President and Chief Financial Officer

Witness